Exhibit 10.1

STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (the “Agreement”) entered into the ___ day of _________________, 2005, by and between Empire Energy Corporation International, a Nevada company (“Empire”), and _________________________, a shareholder of Cyber (the “Seller”).

WITNESSETH

WHEREAS, on August 29, 2005, Empire entered into a letter of intent (the “Letter of Intent”) with Espeed Global Limited, a Hong Kong company (“Espeed”), to exchange shares of Cyber Finance Group Limited held by Espeed for newly issued shares of Empire; and

WHEREAS, Empire and the shareholders of Espeed have subsequently determined that the transaction contemplated by the Letter of Intent should be restructured; and

WHEREAS, Empire wishes to acquire and the Seller wishes to sell the Seller’s shares in Cyber Finance Group Limited, a Hong Kong company (“Cyber”); and

WHEREAS, the Seller wishes to exchange his/her/its Cyber shares for newly issued Empire shares in a transaction exempt from SEC registration requirements as provided by Rule 802 under the US Securities Act of 1933, as amended.

NOW, THEREFORE, in consideration of the above and foregoing premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

Section 1.

Exchange of Shares and Payments.  Within five days of the date hereof,

(a)

the Seller will have delivered to Empire ____________ shares in Cyber; and

(b)

Empire will have directed InterWest Transfer Company, as Empire’s transfer agent, to credit the Seller with a number of fully paid, non-assessable shares in Empire in an amount equal to 375,000 Empire shares for each Cyber share.

Section 2.

Seller’s Representations and Warranties.  Seller hereby represents, warrants and covenants as follows:

(a)

Seller has all right, title and interest to the shares in Cyber to be sold to Empire pursuant to this agreement and such shares are free of all encumbrances, including but not limited to liens, mortgages and pledges;

(b)

Seller is an accredited investor and has executed the Accredited Investor Declaration attached hereto and has complied with all requirements, if any, to permit the transfer of the shares to Empire; and,

(c)

Seller understands that the Empire shares to be received in the exchange will, for a period of 90 days from the date of this agreement, be subject to limitations on resale if sold under US securities laws and that during this period there will be limitations on Seller’s ability to sell, trade or otherwise transfer the shares and that a legend substantially to this effect will accompany any certificated shares.

Section 3.

Condition Precedent.  Cyber having been a wholly-owned subsidiary of Espeed, Espeed shall have distributed pro rata to its shareholders all of its rights, title and interest in all shares of Cyber, free of any liens, mortgages or pledges, such that Espeed shareholders shall own 100% of the issued and outstanding share capital of Cyber.

Section 4.

Other Provisions.

(a)

This Agreement shall be construed and interpreted according to the laws of the State of Kansas;

(b)

This Agreement constitutes the entire agreement of the parties;

(c)

The parties shall each use their reasonable best efforts to take any such action or actions as may be required by law, regulation, rule or otherwise in order to carry out the transactions contemplated herein.

(d)

To facilitate execution, this Agreement may be executed in as many counterparts as may be required.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

Empire:

EMPIRE ENERGY CORPORATION INTERNATIONAL

______________________________

Malcolm Bendall, Chairman and Chief Executive Officer

Seller:

______________________________

Name:

Number of shares to be exchanged:

______________________________

ACCREDITED INVESTOR DECLARATION

THE SHARES BEING OFFERED BY EMPIRE ENERGY CORPORATION INTERNATIONAL ARE SECURITIES AS THAT TERM HAS BEEN DEFINED IN THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THAT ACT IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 802 OF THAT ACT, AND ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER.  DURING THIS PERIOD WHEN THE SECURITIES ARE RESTRICTED, THEY MAY BE SOLD ONLY PURSUANT TO EXEMPTIONS FROM REGISTRATION, AND MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER IN OTHER JURISDICTIONS.

The undersigned represents that he qualifies as an "Accredited Investor," as defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, because he is (check the appropriate numbered paragraphs):

(1)

A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(2)

An organization described in Section 501(c)(3) of the Internal Revenue Code, Corporation, Massachusetts or similar business trust, or Partnership not formed for the purpose of investing in the Securities, with total assets in excess of $5,000,000;

(3)

A director, executive officer, or general partner of the issuer of the Securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(4)

A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase, exceeds $1,000,000;

(5)

A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse of $300,000 in each of those years and has a reasonable expectation of reaching those levels in the current year;

(6)

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii); or

(7)

Any entity in which all of the equity owners are accredited investors.

Date:

________________________________

Signed:

________________________________

Please print name:

________________________________

Address:

________________________________

________________________________

Tax I.D. No.:

________________________________